U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES

ACT OF 1933, AS AMENDED

CRYSTAL GRAPHITE CORPORATION

---------------------------------

(Exact name of small business issuer as specified in its charter)

BRITISH COLUMBIA                                        88-0437644

                 ------------------------------                            -------------------

(State or other jurisdiction of                              (I.R.S. Employer

incorporation of organization)                              Identification No.)

Suite 1750-999 West Hastings St.

Vancouver, B.C., Canada V6C 2W2 (604) 681-3060

---------------------------------------------------

(Address, including postal code and telephone number,

including area code, of Principal Executive Offices)

                                 Consulting Agreement

                 ---------------------------------------------------

                         (Full Title of the Plan)

         Gordon Sales                         Copies of all communications to:

         Crystal Graphite Corporation         Mike Shannon

         Suite 1750-999 W. Hastings St.       Devlin Jensen

         Vancouver, B.C., Canada V6C 2W2      555 W. Hastings St., Suite 2550

         (604) 681-3060                       Vancouver, British Columbia

         (Name, Address and Telephone         Canada  V6B 4N5

          Number of Agent for Service

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering(3)	Amount of registration fee
Common shares	3,500,000	$0.13	$455,000	$53.55

Notes:

(1)

The Registrant has agreed to issue 3,500,000 shares of common stock to eligible persons at a deemed value of $0.16 per share.  The deemed price was determined by the Board of Directors of the Registrant and set contractually.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by the Board of Directors using the average of the market price over the last five trading days prior to the date of filing this registration statement, which was $0.13.

(3)

This Registration Statement relates to such indeterminate number of additional shares of common stock of the Company (the “Common Stock”) as may be issuable as a result of stock splits, stock dividends or similar transactions.

TABLE OF CONTENTS

Part II:

Item 3:

Incorporation of Documents by Reference                           3

Item 4:

Description of Securities                                         4

Item 5:

Interests of Names Experts and Counsel                            4

Item 6:

Indemnification of Officers and Directors                         4

Item 7:

Exemption from Registration claimed                               7

Item 8:

Exhibits                                                          7

Item 9:

Undertakings                                                      8

Signatures                                                                    9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Crystal Graphite Corporation, a British Columbia company (the “Company”) are incorporated herein by reference:

(i)

the Company’s latest Annual Report on Form 20-F, filed with the Commission on March 15, 2005, as amended, pursuant to Section 13 or 15(d) of the Exchange Act, that contains audited financial statements for the Company’s latest fiscal year for which statements have been filed;

(ii)

the description of the Company’s securities contained in its registration statement on Form 20-F referred to in (i) above; and

(iii)

all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 20-F referred to in (i) above.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None of the experts named in this Registration Statement as having prepared or certified a report, or counsel for the Company named in this Registration Statement as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of offering of such securities, have or will receive in connection with the offering a substantial interest, direct or indirect, in the Company or its subsidiary, if any, nor was connected with the Company or its subsidiary, if any, as a promoter, managing underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The applicable laws of the Province of British Columbia and the Company’s Articles of Association permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act.

Under section 159 of the Business Corporations Act (British Columbia)(the “Business Corporations Act”), an “eligible party” in relation to a Company, means an individual who (a) is or was a director or officer of the company, (b) is or was a director or officer of another corporation  (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company, or (c) at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, except in the definition of "eligible proceeding" and except in sections 163 (1) (c) and (d) and 165, the heirs and personal or other legal representatives of that individual.

Under section 159 of the Business Corporations Act, an “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under section 160 of the Business Corporations Act, and subject to section 163 of the Business Corporations Act, a company may do one or both of the following (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; (b) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under section 161 of the Business Corporations Act, and subject to section 163 of the Business Corporations Act, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under section 162 (1) of the Business Corporations Act, and subject to section 163 and section 162 (2) of the Business Corporations Act, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under section 162 (2) of the Business Corporations Act, a company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

Under section 163 (1) of the Business Corporations Act, a company must not indemnify an eligible party under section 160 (a) or pay the expenses of an eligible party under section 160 (b), 161 or 162 if any of the following circumstances apply (a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; (d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Under section 163 (2) of the Business Corporations Act, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following (a) indemnify the eligible party under section 160 (a) in respect of the proceeding; (b) pay the expenses of the eligible party under section 160 (b), 161 or 162 in respect of the proceeding.

Under section 164 of the Business Corporations Act, and despite any other provision of Division V of the Business Corporations Act, and whether or not payment of expenses or indemnification has been sought, authorized or declined under Division V of the Business Corporations Act, on the application of a company or an eligible party, the court may do one or more of the following (a) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding; (b) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding; (c) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company; (d) order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; (e) make any other order the court considers appropriate.

Under section 165 of the Business Corporations Act, a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Part 21 of the Company’s Articles of Association also contains provisions providing for the indemnification of directors and officers of the Company as follows:

“21.1

Definitions: In this Article (1) “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;  (2) “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company: (a) is or may be joined as a party; or (b)  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; (3) “expenses” has the meaning set out in the Business Corporations Act.

21.2

Mandatory Indemnification of Directors and Former Directors.  Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  The company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163 of the Act, the eligible party will repay the amounts advanced.  Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3

Indemnification of Other Persons.  Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4

Non-Compliance with Business Corporations Act.  The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5

Company May Purchase Insurance.  The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, alternate director, officer, employee or agent of the Company; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.”

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

In the event certain shares of common stock issued under the Consulting Agreement entered into between the Company and Alan D. Hirsch and Joseph Maida c/o Lion Partners Ltd., dated August 9, 2005 (the “Consulting Agreement”), are not registered pursuant to this Registration Statement, the shares of Common Stock to be issued pursuant to the Consulting Agreement shall be issued in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any “offer” or “sale”.

ITEM 8. EXHIBITS.

The following documents are filed as exhibits to this Registration Statement:

EXHIBIT	DESCRIPTION
5.1	Legal opinion of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations.
23.1	Consent of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations (included in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Staley, Okada & Partners, Chartered Accountants.
99.1	Consulting Agreement entered into between the Company and Alan D. Hirsch and Joseph Maida c/o Lion Partners Ltd., dated August 9, 2005.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(2)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 17th day of August, 2005.

CRYSTAL GRAPHITE CORPORATION

By:

/s/ Gordon Sales

By:

/s/ Bernie Zacharias

-------------------------

------------------------

Gordon Sales, President, CEO

Bernie Zacharias, CFO

and a Director

Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gordon Sales

   Dated: August 17, 2005

- ------------------------------------------------

Gordon Sales, President, CEO and a Director

/s/ Bernie Zacharias

   Dated: August 17, 2005

- ------------------------------------------------

Bernie Zacharias, Chief Financial Officer

/s/ Richard Ivy

   Dated: August 17, 2005

- ------------------------------------------------

Richard Ivy, Director

/s/ Geoffrey Caine

   Dated: August 17, 2005

- ------------------------------------------------

Geoffrey Caine, Director

/s/ Brian Wear

   Dated: August 17, 2005

- ------------------------------------------------

Brian Wear, Vice-President, COO and a Director

INDEX TO EXHIBITS

EXHIBIT

DESCRIPTION

PAGE

-------

-----------

----

5.1

Legal opinion of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations.

11

23.1

Consent of Devlin Jensen, Barristers & Solicitors,

Association of Law Corporations (included in the

opinion filed as Exhibit 5.1 hereto).

11

23.2

Consent of Staley, Okada & Partners, Chartered

Accountants.

14

99.1

Consulting Agreement entered into between the Company

and Alan D. Hirsch and Joseph Maida c/o Lion Partners

Ltd., dated August 9, 2005.

15

Exhibit 5.1

Devlin Jensen

Barristers & Solicitors

Suite 2550

555 West Hastings Street

Vancouver, British Columbia

Canada  V6B 4N5

Telephone (604) 684-2550

Telecopier (604) 684-0916

August 17, 2005

Crystal Graphite Corporation

#1750 – 999 W. Hastings Street

Vancouver, B.C.

Canada  V6C 2W2

Gentlemen:

As counsel to Crystal Graphite Corporation, a British Columbia corporation (the “Company”), we hereby provide our opinion regarding the issuance by the Company of 3,500,000 shares of the Company’s common stock (the “Shares”) in aggregate to Alan D. Hirsch and Joseph Maida.  The Shares are being registered for issuance by the provisions of that certain Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Registration Statement”).  For purposes of our legal opinion, we have relied upon information provided by representatives of the Company (the “Information”).

In furnishing our opinion specified in this letter, we confirm that we have relied upon our review of the Information, which related to the (i) transactions pursuant to which the Shares are to be issued in accordance with the Consulting Agreement entered into between the Company and Alan D. Hirsch and Joseph Maida c/o Lion Partners Ltd., dated August 9, 2005 (the “Agreement”), and (ii) status of (a) the Company and (b) its common stock.

We confirm that we have assumed, without investigation, (i) the truthfulness and veracity of the Information; (ii) the genuineness of all signatures to all documents included in the definition of the Information; (iii) the legal capacities of all persons who executed those documents; (iv) the appropriate authorization and valid execution by all parties to those documents; (v) that those documents are free from any form of fraud, misrepresentation, duress, and criminal activity; (vi) the conformity of the originals of those documents to those copies thereof which were submitted to us; and (vii) the appropriate delivery and acceptance of those documents by all parties thereto.  As to any material facts relating to the opinion specified in this letter which we did not verify independently, we confirm that we have relied upon representations of representatives of the Company, which are included in the definition of the Information. Solely for purpose of the opinion specified in this letter, you should assume that our investigation has been, and will continue to be, limited exclusively to that information that we believe is necessary to furnish that opinion.

Based upon the foregoing, and relying solely thereon, and assuming that the Shares will be issued Alan D. Hirsch and Joseph Maida in accordance with the Agreement subsequent to the filing of the Registration Statement on the terms and subject to the effectiveness and conditions of the Registration Statement, it is our opinion that:

1.

The Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada;

2.

All necessary corporate action has been taken to authorize the entering into of the Agreement and to authorize the issuance of the 3,500,000 shares of the Company’s Common Stock to Alan D. Hirsch and Joseph Maida under the Agreement; and

3.

The 3,500,000 shares of the Company’s Common Stock, which are to be issued to Alan D. Hirsch and Joseph Maida in accordance with the Agreement, will be, upon issuance by the Company, subject to the effectiveness of the Registration Statement and compliance with applicable laws of British Columbia and the other jurisdictions in which the Shares will be offered and sold, validly issued, fully paid and non-assessable shares of common stock of the Company.

We express no opinion as to noncompliance with the laws of any particular jurisdiction in which the Shares may be sold and as to the effect, if any, which non-compliance with such laws might have regarding the transactions contemplated by this letter.

We expressly disclaim any obligation to inform you of any facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion specified in this letter.  The opinion specified in this letter is expressly limited to the matters specified in this letter, and we make no opinion, express or implied, as to any other matters relating to the Company or its securities.

The opinion specified in this letter is furnished solely for your benefit regarding the transactions specified in this letter and may not be delivered to or relied upon by any other person without our prior written consent.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

This opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) relates only to matters of British Columbia securities law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, and (iv) may not be relied upon for any other purpose whatsoever.  Nothing in this letter shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth in this letter.

The Company is hereby advised, urged, and encouraged to consult with and, if appropriate, retain securities counsel in each particular jurisdiction outside British Columbia in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

Very truly yours,

DEVLIN JENSEN

Per:

/s/ Mike Shannon

MIKE SHANNON

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

In connection with the Registration Statement on Form S-8 being filed by Crystal Graphite Corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,500,000 shares of the Company’s common stock to be offered under the Consulting Agreement entered into between the Company and Alan D. Hirsch and Joseph Maida c/o Lion Partners Ltd., dated August 9, 2005 (the “Agreement”), we consent to the incorporation by reference in the Registration Statement of our report dated December 8, 2004, in respect to our audits of the financial statements of the Company as at August 31, 2004 and 2003 and for each of the years in the three year period ended August 31, 2004, which report was included in the Company’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 15, 2005, as amended.

We hereby consent to the filing of the copy of this consent as an exhibit to the Registration Statement referred to above.

                                                                                  /s/ Staley, Okada & Partners

Vancouver, B.C. CANADA	STALEY, OKADA & PARTNERS
August 17, 2005	CHARTERED ACCOUNTANTS

Exhibit 99.1

LION PARTNERS LTD.

ONE ROCKEFELLER PLAZA, SUITE 1430

NEW YORK, NEW YORK 10020

212-651-3121 (V) 212-202-6481 (F)

CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”) dated as of August 9, 2005   between CRYSTAL GRAPHITE CORPORATION  (the “Company”) and Alan D. Hirsch and Joseph Maida c/o LION PARTNERS, LTD.  (the “Consultant”).

W I T N E S S E T H

WHEREAS, the Company desires to receive advisory services from the Consultant in connection with:

(a)

assisting in evaluating the managerial, marketing, sales and operating, and needs of the Company;

(b)

locating potential merger and acquisition candidates for the Company and other management services;

(Collectively, the “Objectives”).

WHEREAS, the Consultant have established their expertise in, among other things, assisting in the planning of corporate expansion, turnaround expertise, and management consulting services in general.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and upon the terms and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

Section 1.

Retention of Consultant.  The Company engages the Consultant, and the Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

Section 2.

Services.  At such times as are mutually convenient to the Consultant and the Company during the Term (as defined below), the Consultant shall provide consulting services to the Company in connection with each of the Objectives. For specific services rendered to date and ongoing services please see attached Schedule A.

Section 3.

Compensation.  For services rendered by the Consultant pursuant to this Agreement, the Company shall pay Consultant the following:

(a)

$560,000 payable as 3,500,000 (Three Million Five Hundred Thousand) freely tradable Common Share, at an aggregate value of $0.16 per share;

Section 4.

Expenses.  The Company shall pay the Consultant, on a monthly basis, all costs and out-of-pocket expenses incurred by the Consultant in connection with its obligations and duties under this Agreement; provided, however, that the Consultant shall obtain the prior written consent of the Company for any single item of expense in excess of $100.  The Company’s consent hereunder shall not be unreasonably withheld or delayed.

Section 5.

Exclusivity.

The parties hereto acknowledge that Consultant have been retained by the Company on an exclusive basis.

Section 6.

Full Cooperation.  In connection with the activities of the Consultant on behalf of the Company, the Company will cooperate with the Consultant and will furnish the Consultant and the Consultant’s representatives with all information and data concerning the Company as may be required in connection with the Consultant’s services hereunder.  The Company will also provide Consultant and the Consultant’s representatives with access to the Company’s officers, directors, employees, agents, representatives, independent accountants and legal counsel.

Section 7.

Representations.  The Company  warrants and represents to the Consultant that to the best of the Company’s knowledge all Information provided or made available to the Consultant (including, but not limited to, all Information contained in our Business Plan) will, at all times during the period of this engagement, be complete and correct, will contain all material facts, and will not omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made.  The Company further warrants and represents to the Consultant that any projections provided by the Company to the Consultant (whether before, on or after the date hereof) have been prepared in good faith and are based upon reasonable assumptions.  The Company acknowledges and agrees that in rendering the Consultant’s services hereunder, the Consultant will be using and relying upon the Information (and information available from public sources and other sources deemed reliable by the Consultant) without independent verification thereof or independent appraisal of any of the Company’s assets by the Consultant and that the Consultant assume no responsibility for the accuracy of the information or any other information regarding the Company or any financing.  Any advice rendered by the Consultant pursuant hereto may not be publicly disclosed or otherwise utilized without the Consultant’s prior written consent.

Section 8.

Indemnification.  The Company agrees to indemnify and hold harmless the Consultant, and any company controlling the Consultant or controlled by the Consultant, and their respective officers, agents and employees to the full extent lawful, from the against any losses, claims, damages or liabilities (including reasonable counsel fees) related to or arising out of this agreement and to reimburse the party entitled to be indemnified hereunder for all reasonable expenses (including reasonable counsel fees) as may be incurred by such party in connection with investigating, preparing or defending any such action or claim; provided, however, that the Company shall not indemnify and hold harmless the Consultant or any such other person for any liability attributable to the Consultant’s or such other person’s gross negligence or willful misconduct or to the Consultant’s breach of the Consultant’s obligations hereunder.

The Consultant agrees to indemnify and hold harmless the Company and its officers, agents and employees to the full extent lawful, from and against any losses, claims, damages or liabilities (including full extent  lawful, from and against any Losses, claims, damages or liabilities (including reasonable counsel fees) relating to the Consultant’s gross negligence, willful misconduct or breach of its obligations hereunder and to reimburse the party entitled to be indemnified hereunder for all reasonable expenses (including reasonable counsel fees) as may be incurred by such party in connection with investigating, preparing or defending any such action or claim; provided, however, that the Consultant shall not indemnify and hold harmless the Company or any such other person for any liability attributable to the Company’s or such other person’s gross negligence or willful misconduct or to the Company’s breach of its obligations hereunder; and provide, further, that the Consultant’s maximum liability hereunder shall not exceed the amount or monetary value (determined on a liquidity basis) of any compensation received by the Consultant pursuant to Section 3 hereof.

Section 9.

Waiver of Breach.  The failure by the Company to exercise any rights or powers hereunder shall not be construed as a waiver thereof.   The waiver by the Company of a breach of any provision of this Agreement by the Consultant shall not operate nor be construed as a waiver of any subsequent breach by the Consultant.

Section 10.

Notices.  All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed, sent by recognized national overnight courier or mailed by certified mail, return receipt requested, to the address of the parties set forth above.  Such notices shall be deemed to be given (i) when delivered personally,  (ii)  one day after being sent by overnight courier carrier of (iii)  three days after being mailed, respectively.

Section 11.

Term.  This Agreement shall be for a term commencing on  August 8, 2005 the date hereof and ending in three (3) years.

Section 12.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, United States.

Section 13.

Entire Agreement:  Amendments.  This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Consultant.

Section 14.

Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by the Consultant and the Company and their respective successors and assigns;  provided, however, that the rights and obligations of the Consultant under this Agreement (with the exception of those rights in Section 3 hereof) shall not be assignable.

Agreed and Accepted By:

CRYSTAL GRAPHITE CORPORATION

By:

/s/ Gordon Sales____________

/s/ Brian Wear

Name:

Gordon Sales

         Brian Wear

Title:

President

         Senior V.P. and COO

ALAN D. HIRSCH

LION PARTNERS LTD.

By:

/s/ Alan D. Hirsch__________

Name:

Alan D. Hirsch

Title:

Partner

JOSEPH MAIDA

LION PARTNERS LTD.

By:

/s/ Joseph Maida___________

Name:

Joseph Maida

Title:

Partner

Schedule A

1.

Developed strategic and pragmatic methods to address existing Senior Debt. Meeting with Sandy Cox

2.

Provided stopgap measures in dealing with and unwinding the existing transaction with various third parties.

3.

Advised on rollup strategy and outlined tactical path for Company. Advised on potential merger candidates/

4.

Located, developed and advised with Merger Candidate.

5.

Advised on new Board of Directors.

6.

Assisted on reducing Company’s Accounts Payables.

7.

Due diligence on proposed funding.

8.

Introduction to leasing firms to create relationship for equipment purchases and installations.

9.

Advised and assisted on the return of the directors shares.

10.

Assisted with litigation considerations.